Exhibit 99.3

DYNAMIC HEALTH PRODUCTS, INC.

Special Meeting of Shareholders, August 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of Dynamic Health Products, Inc., a corporation organized under the laws of the state of Florida, does hereby appoint Cani I. Shuman and Mandeep K. Taneja, and each of them, as due and lawful attorneys-in-fact and proxies (each of whom shall have full power of substitution), to represent and vote, as designated below, all of the Common Stock of Dynamic Health Products, Inc. that the undersigned held of record at the close of business, local time, on June 25, 2007, at the Special Meeting of Shareholders of Dynamic Health Products, Inc. to be held at the offices of GeoPharma, Inc. 6950 Bryan Dairy Road, Largo Florida 33777, on August 10, 2007, at 11:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

Please mark boxes [X] in blue or black ink.

1.        Proposal to approve the Agreement and Plan of Reorganization by and among GeoPharma, Inc., Florida Merger Subsidiary Corp. and Dynamic Health Products, Inc. (the “Merger”).

                    [    ]  For        [    ]   Against        [    ]  Abstain

2.        In their discretion, on such other business as may properly come before the meeting.

(Please Sign and Date on Reverse Side)

(Continued from other side)

PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER.

(Please sign, date, and return this proxy card exactly as your name or names appear below, whether or not you plan to attend the meeting.)

[    ]    I plan to attend the Special Meeting.

[    ]    I do not plan to attend the Special Meeting.

Date: _________________________________, 2007

Signature(s):

__________________________________________

__________________________________________

__________________________________________

Title or Authority (if applicable)

__________________________________________

__________________________________________

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Title or Authority (if applicable)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.